Exhibit 99.1

Argo Group Announces 2008 Financial Results

Completion of international platform during 2008 produces record revenue and positions the Company to capture future growth opportunities

HAMILTON, Bermuda--(BUSINESS WIRE)--February 12, 2009--Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products in niche areas of the property and casualty market, today announced financial results for the year and three months ended Dec. 31, 2008.

Highlights for the year ended Dec. 31, 2008:

  Net income was $62.9 million or $2.05 per fully diluted share versus $143.8 million or $5.58 per diluted share for 2007 which included a $66.3 million extraordinary gain associated with the merger with PXRE Group Ltd.;
  Pre-tax operating income, or income before net realized investment losses and other than temporary impairment charges, grew to $121.5 million compared with $113.9 million for 2007;
  Total revenue increased 25.6 percent to $1.26 billion compared to $1.0 billion in 2007;
  Gross written premiums increased 35.6 percent to $1.6 billion versus $1.18 billion last year;
  Pre-tax losses attributable to Hurricanes Gustav and Ike, including reinstatement premiums and net of estimated reinsurance recoveries, totaled $75.0 million;
  The investment portfolio incurred net pre-tax realized investment losses and other than temporary impairment write-downs totaling $35.1 million;
  Book value per share was $44.18 versus $45.15 at Dec. 31, 2007.

Highlights for the three months ended Dec. 31, 2008:

  Net income was $11.8 million or $0.38 per diluted share versus $23.5 million or $0.76 per share for the fourth quarter of 2007;
  Pre-tax operating income, or income before net realized investment losses and other than temporary impairment charges, was $38.7 million versus $38.7 million in the last three months of 2007;
  Total revenue increased 30.8 percent to $347.1 million compared to $265.4 million for the three months ended Dec. 31, 2007;
  Gross written premiums increased 33.5 percent to $379.6 million from 284.4 million in the year ago quarter;
  Pre-tax losses attributable to Hurricane Ike, including reinstatement premiums and net of estimated reinsurance recoveries, increased by $15.0 million;
  The investment portfolio incurred net pre-tax realized investment losses and other than temporary impairment write-downs totaling $16.8 million.

Argo Group’s Chief Executive Officer, Mark E. Watson III, said, “During a year of tremendous market turmoil, Argo Group in 2008 produced top-line growth and improved operating results over the prior year. While the industry sustained well documented challenges, the financial fundamentals of Argo Group remained strong. Moreover, we believe our international specialty platform positions us well to capture additional growth opportunities should the pricing environment in the property and casualty market improve.”

FINANCIAL RESULTS

The Company's financial results for the year ended Dec. 31, 2008 and 2007 include results of the predecessor to Argo Group, Argonaut Group, Inc. As disclosed previously, the merger of PXRE Corporation and Argonaut Group closed Aug. 7, 2007. Accordingly, the financial results from that date forward represent the combined company.

Additionally, results for the year and three months ended Dec. 31, 2008 include results produced by Argo Group's Lloyd's of London operation, Heritage Underwriting Agency plc (Heritage), which was acquired in 2008. Argo Group's 2008 financial results include the results for Heritage from June 1, 2008 through Dec. 31, 2008.

For the year ended Dec. 31, 2008, Argo Group reported net income of $62.9 million or $2.05 per diluted common share on 30.8 million shares. The following results are presented on a pre-tax basis. As the Company previously announced, 2008 results were impacted by the following items: (1) approximately $75.0 million of losses, including reinstatement premiums and estimated reinsurance recoveries, attributable to Hurricanes Gustav and Ike that made landfall during the third quarter of 2008; and (2) a net realized investment loss and other than temporary impairment charge of $35.1 million. For the year ended Dec. 31, 2008, the Company recognized favorable development related to prior years’ loss reserves of $61.2 million (see segment discussion below). This compares to 2007 net income of $143.8 million or $5.58 per diluted share, which included the following: (1) an extraordinary gain of $66.3 million associated with negative goodwill from the merger with PXRE Group Ltd.; (2) net favorable loss reserve development of $30.3 million; and (3) $10.8 million of after-tax expense related to the merger.

Total revenue for 2008 was $1.26 billion versus $1.0 billion in 2007. Total revenue includes net realized gains and losses on the sales of investments and other than temporary impairment charges, which were a loss of $35.1 million and a gain of $5.9 million for 2008 and 2007, respectively. Earned premiums for 2008 were $1.13 billion compared to $859.8 million in 2007. Net investment income for 2008 and 2007 was $150.2 million and $134.3 million, respectively.

The Group combined ratio for 2008 was 100.4 percent, which includes the hurricane losses noted previously, versus 99.4 percent for 2007. Argo Group’s 2008 combined ratios for each business segment were Excess & Surplus Lines at 93.3 percent; Commercial Specialty at 96.5 percent; Reinsurance at 77.9 percent; and International Specialty at 112.3 percent.

For the three months ended Dec. 31, 2008, net income of $11.8 million or $0.38 per diluted share includes (1) approximately $15.0 million of losses, including reinstatement premiums and estimated reinsurance recoveries, attributable to Hurricane Ike; and (2) a net realized loss on a pre-tax basis of $16.8 million associated with the Company’s investment portfolio. The investment loss is primarily a result of an other-than-temporary impairment charge related to equity investments and, to a lesser extent, to certain fixed-income investments of the Company totaling $22.2 million offset by net realized gains of approximately $5.4 million. Also, the Company’s tax rate during the quarter was impacted by fluctuations in foreign exchange rates within the International Specialty segment. This compares to net income of $23.5 million or $0.76 per diluted share for the fourth quarter of 2007.

Total revenue in the fourth quarter of 2008 was $347.1 million versus $265.4 million in the same period in 2007. Total revenue includes net realized gains and losses on sales of investments and other than temporary impairment charges, which were a loss of $16.8 million and a gain of $1.3 million for the three months ended Dec. 31, 2008 and Dec. 31, 2007, respectively. Earned premiums for the fourth quarter of 2008 were $323.7 million compared to $223.6 million for the fourth quarter of 2007. Net investment income for the three months ended Dec. 31, 2008 and 2007 was $36.8 million and $40.5 million, respectively.

The Group combined ratio for the fourth quarter of 2008 was 98.6 percent, which includes the hurricane losses noted previously, versus 95.2 percent for the same period in 2007. Argo Group’s 2008 fourth quarter combined ratios for each business segment were Excess & Surplus Lines at 88.7 percent; Commercial Specialty at 89.4 percent; Reinsurance at 60.5 percent; and International Specialty at 134.2 percent.

The Company believes operating income is another meaningful measure of Argo Group’s performance, although it differs from net income under generally accepted accounting principles in the United States (GAAP) in that operating income excludes extraordinary items, income tax benefit or expense and net realized investment gains and losses. Pre-tax operating income for the year ended Dec. 31, 2008 was up 6.7% to $121.5 million from $113.9 million in 2007. Pre-tax operating income was $38.7 million for both the three months ended Dec. 31, 2008 and 2007. For a reconciliation of operating income to GAAP net income for the year and three months ended Dec. 31, 2008 and 2007, please refer to the reconciliation table attached to this news release.

At Dec. 31, 2008, the investment portfolio was $4.0 billion with a net unrealized loss of approximately $7.0 million. The unrealized loss represents less than two tenths of one percent of the portfolio and remained constant for the three months ended Dec. 31, 2008.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the year ended Dec 31, 2008, gross written premiums for E&S were $684.3 million, generating operating income of $98.3 million and a combined ratio of 93.3 percent. This compares to gross written premiums of $726.5 million, operating income of $112.7 million and a combined ratio of 89.3 percent for 2007. The underwriting results for the year ended Dec. 31, 2008 include favorable prior years’ loss development of $39.7 million, compared to favorable prior years’ loss development of $38.5 million for 2007.

For the fourth quarter of 2008, gross written premiums for E&S totaled $167.4 million, resulting in operating income of $31.7 million. This compares to gross written premiums of $180.2 million and operating income of $26.8 million in the fourth quarter of 2007. The combined ratio for the fourth quarters of 2008 and 2007, respectively, were 88.7 percent and 90.9 percent. The underwriting results for the three months ended Dec. 31, 2008 include favorable prior years’ loss development of $17.1 million, compared to favorable prior years’ loss development of $21.9 million for 2007.

Commercial Specialty – For the year ended Dec. 31, 2008, gross written premiums for Commercial Specialty were $510.9 million, generating operating income of $43.0 million and a combined ratio of 96.5 percent. This compares to gross written premiums of $420.7 million, operating income of $61.3 million and a combined ratio of 88.7 percent for 2007. The underwriting results for the year ended Dec. 31, 2008 include favorable prior years’ loss development of $8.2 million, compared to favorable prior years’ loss development of $14.8 million for 2007.

During the fourth quarter of 2008, gross written premiums for Commercial Specialty were $105.5 million generating operating income of $17.7 million, compared to gross written premiums of $100.3 million and operating income of $19.6 million in 2007. The combined ratio for the 2008 fourth quarter was 89.4 percent versus a 2007 fourth quarter combined ratio of 83.3 percent. The underwriting results for the fourth quarter of 2008 include favorable prior years’ loss development of $9.6 million compared to favorable prior years’ loss development of $13.4 million for the fourth quarter of 2007.

Reinsurance – For the year ended Dec. 31, 2008, gross written premiums for Reinsurance were $126.4 million generating operating income of $24.7 million and a combined ratio of 77.9 percent.

The Reinsurance segment includes third-party reinsurance business originated by Argo Re and other reinsurance programs. During the fourth quarter of 2008, gross written premiums for Reinsurance were $1.9 million. Reinsurance generated operating income of $9.6 million and a combined ratio of 60.5 percent for the three-month period.

During the fourth quarter, the Company increased its ultimate loss estimate for Hurricanes Gustav and Ike, including reinstatement premiums and estimated reinsurance recoveries, by $3.5 million.

International Specialty – The year-to-date financial results include International Specialty from the effective date of acquisition of June 1, 2008. For the seven months ended Dec. 31, 2008, the segment produced gross written premiums of $282.9 million, an operating loss of $5.2 million and a combined ratio of 112.3 percent.

The International Specialty segment includes business originated by Heritage Underwriting Agency plc, Argo Group’s Lloyd’s of London operation, which was acquired in 2008. For the three-month period ended Dec. 31, 2008, gross written premiums for International Specialty were $103.5 million. International Specialty generated an operating loss of $18.2 million and a combined ratio of 134.2 percent for the period.

During the fourth quarter, International Specialty’s financial results included the following: (a) $11.4 million of current and prior period losses within the property division, (b) a $12.1 million increase in the ultimate loss estimate for Hurricane Ike, including reinstatement premiums and estimated reinsurance recoveries, and (c) $4.1 million of increased reinsurance costs related to the property division.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group. For the year ended Dec. 31, 2008, the Run-off segment produced operating income of $7.9 million versus an operating loss of $6.9 million in 2007. Run-off results for the year Dec. 31, 2008 include net favorable prior years’ loss development of $14.1 million compared to $23.0 million of unfavorable prior years’ loss development for 2007.

For the three months ended Dec. 31, 2008, the Run-off segment produced operating income of $8.3 million versus $7.0 million for the fourth quarter of 2007. Run-off results for the quarter ended Dec. 31, 2008 include favorable prior years’ loss development of $8.8 million compared to none in the fourth quarter of 2007.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 11 a.m. EST (12 p.m. AST) tomorrow, Friday, Feb. 13, 2008. A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations Web site at www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts. Participants inside the U.S. and Canada can access the call by dialing 888-679-8035 (pass code 62753991). Callers dialing from outside the U.S. and Canada can access the call by dialing 617-213-4848 (pass code: 62753991).

Shortly after the conclusion of the conference call, a webcast replay will be made available by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts. In addition, an audio replay of the call will be available through Feb. 20, 2009 to callers dialing from inside the U.S. and Canada by dialing 888-286-8010 (pass code 74964795). Callers dialing from outside the U.S. and Canada can access the call replay by dialing 617-801-6888 (pass code 74964795).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets
Total investments	$3,995.4	$3,582.8
Cash and cash equivalents	6.1	15.0
Accrued investment income	34.2	24.9
Receivables	1,539.2	833.8
Goodwill and intangible assets	261.5	106.3
Deferred acquisition costs	178.2	92.0
Ceded unearned premiums	208.8	114.5
Assets held for sale	-	256.6
Other assets	158.1	97.6
Total assets	$6,381.5	$5,123.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$2,996.6	$2,425.5
Unearned premiums	807.6	506.8
Ceded reinsurance payable	603.4	92.1
Debt	117.3	58.0
Junior subordinated debentures	311.4	311.4
Liabilities held for sale	-	200.8
Other liabilities	192.3	144.4
Total liabilities	5,028.6	3,739.0

Total shareholders' equity	1,352.9	1,384.5
Total liabilities and shareholders' equity	$6,381.5	$5,123.5

Book value per common share	$44.18	$45.15

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Gross Written Premiums	$379.6	$284.4	$1,601.5	$1,180.9
Net Written Premiums	268.0	210.2	1,151.0	854.2

Earned Premiums	323.7	223.6	1,127.1	859.8
Net Investment Income	36.8	40.5	150.2	134.3
Gains (Losses) on Sales of Investments	(16.8)	1.3	(35.1)	5.9
Fee Income	3.4	-	13.6	-
Total Revenue	347.1	265.4	1,255.8	1,000.0

Losses and Loss Adjustment Expenses	200.2	127.3	724.9	526.9
Underwriting, Acquisition and Insurance Expense	119.3	85.7	407.1	328.1
Interest Expense and Other	5.7	12.4	37.4	25.2
Total Expenses	325.2	225.4	1,169.4	880.2

Income Before Taxes and Extraordinary Item	21.9	40.0	86.4	119.8
Income Tax Provision	10.1	15.5	23.5	42.3
Net Income Before Extraordinary Item	11.8	24.5	62.9	77.5
Extraordinary Item	-	(1.0)	-	66.3
Net Income	$11.8	$23.5	$62.9	$143.8

Net Income (Loss):
From Operations	$38.7	$38.7	$121.5	$113.9
From Sales of Investments	(16.8)	1.3	(35.1)	5.9
Income Before Taxes and Extraordinary Item	21.9	40.0	86.4	119.8
Income Tax Provision	10.1	15.5	23.5	42.3
Net Income Before Extraordinary Item	11.8	24.5	62.9	77.5
Extraordinary Item	-	(1.0)	-	66.3
Net Income	$11.8	$23.5	$62.9	$143.8

Net Income per Common Share (Basic): (a)	$0.39	$0.77	$2.05	$5.66

Net Income per Common Share (Diluted): (a)	$0.38	$0.76	$2.05	$5.58

Weighted Average Common Shares:
Basic (a)	30.6	30.7	30.6	25.4
Diluted (a)	30.7	30.9	30.8	25.8

(a) The Year Ended December 31, 2007 Income Statement Includes the results of operations of PXRE Group, Ltd. from the date of acquisition through December 31, 2007. In accordance with financial accounting standards, the Weighted Average Common Share counts and corresponding Net Income per Common Share have been recalculated to reflect the common stock exchange ratio applied when Argonaut Group, Inc. merged with PXRE Group, Ltd. on August 7, 2007.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$167.4	$180.2	$684.3	$726.5
Net Written Premiums	137.9	131.0	550.3	533.5
Earned Premiums	139.4	136.2	531.9	542.6

Underwriting Income	$15.8	$12.4	$35.9	$58.2
Net Investment Income	15.9	14.4	62.4	54.5
Operating Income Before Taxes	$31.7	$26.8	$98.3	$112.7

Loss Ratio	55.5%	58.8%	60.2%	57.5%
Expense Ratio	33.2%	32.1%	33.1%	31.8%
GAAP Combined Ratio	88.7%	90.9%	93.3%	89.3%

Commercial Specialty
Gross Written Premiums	$105.5	$100.3	$510.9	$420.7
Net Written Premiums	77.4	76.4	379.8	303.1
Earned Premiums	96.6	81.9	357.6	302.2

Underwriting Income	$10.2	$13.7	$12.7	$34.1
Net Investment Income	7.7	5.9	29.7	27.2
Other Income (Expense)	(0.2)	-	0.6	-
Operating Income Before Taxes	$17.7	$19.6	$43.0	$61.3

Loss Ratio	60.0%	54.2%	68.0%	60.3%
Expense Ratio	29.4%	29.1%	28.5%	28.4%
GAAP Combined Ratio	89.4%	83.3%	96.5%	88.7%

Reinsurance
Gross Written Premiums	$1.9	$2.1	$126.4	$34.3
Net Written Premiums	0.7	0.6	82.6	19.0
Earned Premiums	19.0	6.5	69.9	18.1

Underwriting Income	$7.5	$2.2	$15.4	$2.5
Net Investment Income	2.1	3.3	9.3	5.6
Operating Income Before Taxes	$9.6	$5.5	$24.7	$8.1

Loss Ratio	32.1%	41.5%	47.1%	54.4%
Expense Ratio	28.4%	24.6%	30.8%	31.7%
GAAP Combined Ratio	60.5%	66.1%	77.9%	86.1%

International Specialty
Gross Written Premiums	$103.5	$-	$282.9	$-
Net Written Premiums	51.1	-	155.2	-
Earned Premiums	71.7	-	183.4	-
		-
Underwriting Loss	$(24.5)	$-	$(22.4)	$-
Net Investment Income	3.4	-	10.6	-
Other Income (Expense)	2.9	-	6.6
Operating Loss Before Taxes	$(18.2)	$-	$(5.2)	$-

Loss Ratio	94.3%	-%	77.9%	-%
Expense Ratio	39.9%	-%	34.4%	-%
GAAP Combined Ratio	134.2%	-%	112.3%	-%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions)

	Three Months Ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007

Excess & Surplus Lines	$31.7	$26.8	$98.3	$112.7
Commercial Specialty	17.7	19.6	43.0	61.3
Reinsurance	9.6	5.5	24.7	8.1
International Specialty	(18.2)	-	(5.2)	-
Run-off Lines	8.3	7.0	7.9	(6.9)
Corporate & Other	(10.4)	(20.2)	(47.2)	(61.3)
Operating Income Before Taxes	38.7	38.7	121.5	113.9
Gains (Losses) on Sales of Investments	(16.8)	1.3	(35.1)	5.9
Income Before Taxes and Extraordinary Item	21.9	40.0	86.4	119.8
Income Tax Provision	10.1	15.5	23.5	42.3
Income Before Extraordinary Item	11.8	24.5	62.9	77.5
Extraordinary Item	-	(1.0)	-	66.3
Net Income	$11.8	$23.5	$62.9	$143.8

CONTACT:
Argo Group International Holdings, Ltd.
Jay Bullock, 441-296-5858
Chief Financial Officer